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                                                                    EXHIBIT 10.9


                                PAYMENT AGREEMENT

     This Payment Agreement ("this Agreement") is entered into as of April 30, 2002, between Bayer Corporation ("Bayer"), with offices at 511 Benedict Avenue, Tarrytown, New York 10591-5097, and MediQuik Services, Inc. ("MediQuik"), with offices at 4299 San Felipe, Suite 300, Houston, Texas 77027.

     WHEREAS, Bayer commenced a civil action (the "Action") against MediQuik in the United States District Court for the Southern District of Texas, docketed at No. H-00-4247, in which Action Bayer sought relief against MediQuik relating to certain written agreements between Bayer and MediQuik; and

     WHEREAS, on December 21, 2001, the Court entered a judgment (the "Judgment") in the Action for Bayer and against MediQuik, awarding compensatory damages in the amount of $494,004.00 and prejudgment interest in the amount of $125,790.46 to Bayer (such damages and prejudgment interest hereinafter are referred to collectively as the "Judgment Amount"); and

     WHEREAS, on March 11, 2002, the Court entered an order in the Action awarding attorneys' fees to Bayer in the amount of $118,829.65 (the "Fee Amount"), and Bayer has filed a bill of costs in the Action, to which no objection has been filed, for taxable costs in the amount of $11,939.83 (the "Costs Amount"); and

     WHEREAS, MediQuik remains obligated to Bayer for unpaid invoices in the total amount of $18,749.20 (the "Invoice Amount") for products sold and delivered by Bayer to MediQuik; and

     WHEREAS, Bayer and MediQuik have agreed to a schedule for payment of amounts owed by MediQuik to Bayer, including the Judgment Amount, the Fee Amount, the Costs Amount and the Invoice Amount, which amounts (including accrued interest), for purposes of


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this Agreement, Bayer and MediQuik have agreed totaled $770,000.00 (the
"MediQuik Obligation") as of January 1, 2002, with such payments (the "Payments") to be made in accordance with and subject to the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, Bayer and MediQuik, intending to be legally bound hereby, agree as follows:

     1. MediQuik shall pay to Bayer the total amount of the MediQuik Obligation, along with additional interest to be calculated as provided in Paragraph 2 of this Agreement, according to the following schedule of Payments:

        (a) MediQuik shall pay to Bayer 12 monthly Payments, each in the amount of $7,500.00 per month, on or before the 15th day of each calendar month, beginning on May 15, 2002, and continuing through April 15, 2003;

        (b) MediQuik shall pay to Bayer 12 monthly Payments, each in the amount of $20,000.00 per month, on or before the 15th day of each calendar month, beginning on May 15, 2003, and continuing through April 15, 2004; and

        (c) MediQuik shall pay to Bayer 15 monthly Payments, each in the amount of $33,653.00 per month, on or before the 15th day of each calendar month, beginning on May 15, 2004, and continuing though July 15, 2005.

        (d) Unless Bayer otherwise directs, all Payments to be made pursuant to this Paragraph 1 shall be made by checks payable to Bayer Corporation, drawn on accounts in which good and sufficient funds are deposited to ensure payment of the checks by MediQuik's bank, and each such check shall be sent in such manner that it is calculated to be received by Bayer at its offices in Tarrytown, New York (Attention: Laura Mezey), on or before the date on which each such Payment is due under the payment schedule in this Paragraph 1. All such Payments


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shall be credited, as received by Bayer, toward the MediQuik Obligation. So long as MediQuik makes timely Payments as provided in this Paragraph 1, Bayer shall refrain from further efforts to enforce and/or collect the Judgment. In the event that any such Payment is not received by Bayer on or before the due date as provided in this Paragraph 1, Bayer may proceed immediately to take all appropriate actions to enforce and/or collect the Judgment. For and in consideration of Bayer's forebearance from enforcing the Judgment during MediQuik's performance under this Agreement, MediQuik covenants and agrees that MediQuik will not assert, and MediQuik hereby specifically waives, any and all defenses to the execution and/or enforcement of the Judgment.

     2. The entire unpaid amount of the MediQuik Obligation shall bear interest, at the rate of 3.5% per annum simple interest, until the MediQuik Obligation has been paid in full. For purposes of calculating this interest obligation, Bayer and MediQuik agree that the total amount of interest to accrue, assuming that MediQuik makes all Payments in a timely manner as provided in Paragraph 1 of this Agreement, shall total $64,810.00, which amount is included in the Payments to be made as provided in subparagraph (c) of Paragraph 1 of this Agreement. Additional interest, in the amount of 0.01% per diem, shall accrue, and shall be paid to Bayer by MediQuik as it accrues, on any and all Payments that are not paid when due as provided in Paragraph 1 of this Agreement.

     3. In the event that MediQuik has made Payments to Bayer in the total amount of $500,000.00 after the date of this Agreement and on or before December 31, 2002, the entire MediQuik Obligation shall be deemed to have been paid in full. In the event that MediQuik has made Payments to Bayer in the total amount of $600,000.00 after the date of this Agreement and


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on or before December 31, 2003, the entire MediQuik Obligation shall be deemed to have been paid in full.

     4. In the event that, at any time after the date of this Agreement and before the MediQuik Obligation has been paid in full, MediQuik obtains new equity or debt financing ("Investment Funds"), as a result of which MediQuik receives Investment Funds in the total amount of $100,000.00 or more, MediQuik shall, immediately upon MediQuik's receipt of such funds, and unless and until the MediQuik Obligation has been paid in full, pay to Bayer the following amounts, calculated as a percentage of the total of such Investment Funds received by MediQuik after the date of this Agreement:

        (a) 10% of all Investment Funds up to $250,000.00;

        (b) 12% of all Investment Funds in excess of $250,000.00 and up to $500,000.00; and

        (c) 15% of all Investment Funds in excess of $500,000.00.

All such Investment Funds paid by MediQuik to Bayer shall be credited against MediQuik's then-existing Payment obligations pursuant to Paragraph 1 of this Agreement, to the extent of the amount of such Investment Funds that are paid to Bayer. To the extent that Bayer receives funds from First Bank & Trust, formerly First Bank Texas, N.A. (the "Bank"), as garnishee in a writ of garnishment served on the Bank in the Action, free and clear of any claims by any other persons, firms or entities (including but not limited to the Bank, MediQuik and/or their respective attorneys), such funds also will be credited against MediQuik's then-existing Payment obligations pursuant to Paragraph 1 of this Agreement, to the extent of the amount of such funds that are received by Bayer.

     5. In the event that MediQuik is or becomes the subject of a voluntary or involuntary petition in bankruptcy (a "Petition"), pursuant to Title 11 of the United States Code, filed within


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105 calendar days after the date on which any Payment is made by MediQuik, Bayer shall retain all of its rights to pursue any and all claims against MediQuik to enforce and/or collect the Judgment and/or to collect the MediQuik Obligation, except that Bayer shall be entitled to retain all Payments that have been received by Bayer and Bayer's claims shall be reduced by the amount of such Payments that have been received and that can be retained by Bayer, notwithstanding the Petition. MediQuik and Bayer stipulate and agree that, in entering into this Agreement, Bayer has agreed to forebear enforcement of the Judgment in exchange for the timely receipt of Payments as set forth in this Agreement. Bayer and MediQuik stipulate and agree that, in holding the Judgment, on a month-to-month basis, Bayer is providing new value to MediQuik, as that term is used in 11 U.S.C. Section 547(c)(a)(A). As such, MediQuik's monthly Payments are contemporaneous exchanges for new value given to MediQuik.

     6. Upon payment in full of the MediQuik Obligation, Bayer shall execute a release of the Judgment and deliver it to MediQuik.

     7. As additional security for MediQuik's obligations to make Payments under this Agreement and to pay the MediQuik Obligation in full, MediQuik grants to Bayer a security interest (the "Security Interest") in all of MediQuik's current and future accounts receivable, until the MediQuik Obligation has been paid in full. The Security Interest shall be the primary security interest to be granted by MediQuik in or relating to its accounts receivable, and MediQuik shall execute and deliver to Bayer all financing statements and other documents that are necessary or appropriate in order to perfect the Security Interest.

     8. This Agreement, and the payment terms and other terms and conditions provided for in this Agreement, shall be treated as confidential by MediQuik, and, except as provided in this Paragraph 8, MediQuik shall not, either directly or indirectly or by or through anyone else


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acting on behalf of MediQuik, disclose or permit to be disclosed to any other person, firm or entity this Agreement or any other information about this Agreement, without the prior express written consent of Bayer; provided, however, that MediQuik may disclose this Agreement and other information about this Agreement to the extent that it may be legally required to do so by court order, subpoena or other legal process, after giving Bayer as much prior notice as is practicable under the circumstances, or as may be required for financial or tax reporting purposes; and, provided further, that MediQuik may disclose this Agreement to any potential investors of funds in MediQuik, and to its accountants, auditors, legal counsel, and directors, and to other persons with the prior express written consent of Bayer (which consent will not be unreasonably withheld), provided that such persons have agreed in writing, before such disclosure is made, to be bound by the confidentiality provisions contained in this Paragraph 8; and, provided further, that MediQuik may make a press release and other public announcements about this Agreement by stating that MediQuik has agreed to satisfy the Judgment on terms mutually agreeable to Bayer.

     9. This Agreement constitutes the entire agreement of the parties relating to the subject matter of this Agreement, and this Agreement may not be amended or modified except by a writing signed by authorized representatives of both parties.

     10. This Agreement may be executed in two identical counterparts, each of which shall be deemed to be an original.

     11. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the laws of that state relating to choice and conflict of laws.


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[SIGNATURES ON FOLLOWING PAGE]


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                                    MEDIQUIK SERVICES, INC.


                                    By   /s/  ROBERT TEAGUE
                                       -----------------------------------------
                                              Robert Teague

                                     Title: Chairman and Chief Executive Officer


                                 ACKNOWLEDGMENT

STATE OF TEXAS           :    SS:
COUNTY OF HARRIS         :

     On this 3rd day of May, 2002, before me, a Notary Public in and for said county, personally appeared Robert Teague, to me personally known, who, being by me duly sworn, did state that he is the Chairman and Chief Executive Officer of MediQuik Services, Inc., the company described in the foregoing Payment Agreement, that he is fully authorized to execute this Agreement on behalf of MediQuik Services, Inc., and that this Agreement is the free act and deed of MediQuik Services, Inc.

                                      /s/  KARLA GUTIERREZ
                                     -------------------------------------------
    [NOTARY SEAL]                    Notary Public

                                     BAYER CORPORATION


                                     By  /s/  JOSEPH MALTA
                                        ----------------------------------------
                                     Title  VP Self Test Business
                                           -------------------------------------


                                 ACKNOWLEDGMENT

STATE OF NEW YORK        :    SS:
COUNTY OF WESTCHESTER    :

     On this 10th day of May, 2002, before me, a Notary Public in and for said county, personally appeared Joseph Malta, to me personally known, who, being by me duly sworn, did state that he is the Vice President of Bayer Corporation, the company described in the foregoing Payment Agreement, that he is fully authorized to execute this Agreement on behalf of Bayer Corporation, and that this Agreement is the free act and deed of Bayer Corporation.

                                      /s/  LAURA MEZEY
                                     -------------------------------------------
   [NOTARY SEAL]                     Notary Public



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